EXHIBIT 10.5

                              EMPLOYMENT AGREEMENT

     This Agreement made and entered into this 5th day of May, 2000, by and between WOW Entertainment, Inc. (hereinafter referred to as the "Employer") and David B. McLane (hereinafter referred to as the "Employee").

     In consideration of the mutual covenants contained herein and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. Employment. The Employer hereby employs the Employee and the Employee hereby accepts employment upon the terms and conditions hereinafter set forth. This Agreement supersedes any prior employment contracts.

     2. Term. This Agreement shall commence May 5, 2000, and shall remain in effect until it is terminated pursuant to Section 6.

     3. Salary. For all services rendered by the Employee under this Agreement, the Employer shall pay the Employee an annual salary of Thirty Six Thousand Dollars ($36,000.00) per year, payable monthly in accordance with the production budget attached hereto as Exhibit A, on or before the second day of each month. The first monthly payment shall be made on or before September 15, 2000. The salary shall be reviewed annually and may be increased as appropriate to reflect increases in the cost of living, the success and prospects for the business, and the time and effort devoted by the Employee to the business of the Employer. In no event, however, shall the salary be increased by more than 7% per annum without the approval of the majority of the Employer's board of directors (or, if David McLane is the only director, without the approval of at least two (2) of the following individuals: David McLane, John Fisbeck, Carter Fortune).

     4. Duties. The Employee shall be employed as President to perform the following duties: Manage the day-to-day activities of the Employer and perform such duties as from time to time may be assigned by the board of directors.

        5. Best Efforts and Exclusive Employment. During the term of this Agreement, the Employee shall devote all of the Employee's professional and occupational time, attention, knowledge and skills solely to the business and the interests of the Employer (excluding, however, services provided to David McLane Enterprises, Inc.). The Employee agrees that he will, at all times, faithfully, industriously and to the best of his ability, experience, and talents perform all of the duties that may be required of him pursuant to the terms of this Agreement

        6. Termination. Without the payment of any termination fee and upon thirty (30) days prior written notice to the Employee, the Employer may terminate this Agreement if: 1) the Employee materially fails or willfully refuses to perform his duties hereunder; or 2) the Employee commits a criminal, fraudulent or willful tortuous act that relates to the services to be provided under this Agreement or otherwise adversely impacts the Employer. With the payment of a termination fee in an amount equal to the greater of (i) $36,000; or (ii) the salary previously paid to the Employee by the Employer during the prior fiscal year and upon ninety (90) days prior written notice to the Employee, the Employer may terminate this Agreement for any reason. Upon one hundred and eighty (180) days prior written notice to the Employer, the Employee may terminate this Agreement for any reason.

     7. Notices. Any notices required or permitted to be given under this Agreement shall be in writing, and hand delivered or sent by certified mail, return receipt requested, to the residence in the case of the Employee, or to its principal office in the case of the Employer.

     8. Waiver of Breach. The waiver by the Employer of a breach of any provision of this Agreement by the Employee shall not operate or be construed as a waiver of any subsequent breach by the Employee.

     9. Assignment. The rights and obligations of the Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Employer. The Employee shall not assign his rights and obligations under this Agreement.

     10. Entire Agreement. This Agreement contains the entire agreement of the parties. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

     11. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Indiana.

     IN WITNESS WHEREOF, the parties have executed this Agreement and caused this Agreement to be executed on the day, month and year first above written.

                                            WOW ENTERTAINMENT, INC.



                                            By /s/ David B. McLane
                                              --------------------------


                                    EMPLOYEE


                                              /s/ David B. McLane
                                              --------------------------
                                              David B. McLane